SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 11, 2003
                        ---------------------------------
                        (Date of earliest event reported)

                                Niku Corporation
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             (Exact name of Registrant as specified in its charter)


       Delaware                                            77-0473454
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(State of Incorporation)      (Commission File No.)     (IRS Employer
                                                      Identification No.)


                                 305 Main Street
                         Redwood City, California 94063
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          (Address of principal executive offices, including zip code)

                                 (650) 298-4600
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              (Registrant's telephone number, including area code)

                                 Not Applicable.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On April 11, 2003, Niku Corporation (the "Company"), a Delaware corporation, completed the sale of common stock and warrants for common stock to various investors, led by Walden VC II, LP (together with its affiliates "Walden VC"), in a private placement pursuant to a common stock and warrant purchase agreement, dated February 12, 2003 (the "Purchase Agreement"). The Purchase Agreement provided for the issuance of 3,088,230 shares of common stock at a price of $3.35 per share and warrants to purchase 386,034 shares of common stock at $3.40 per warrant share. The warrants carry an exercise price of $3.40 per share and have a five-year term. The sale of common stock and warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, and the Company expects to rely upon Section 4(2) and/or the Regulation D "safe harbor" provisions.

         The private placement closed in two parts. The initial closing was completed on February 12, 2003, pursuant to which the Company issued 1,549,735 shares of common stock and warrants to purchase 193,720 shares of common stock. The subsequent closing was completed on April 11, 2003, pursuant to which the Company issued 1,538,495 shares of common stock and warrants to purchase 192,314 shares of our common stock. The subsequent closing was approved by the stockholders of the Company at a special meeting of stockholders held on April 10, 2003 (the "Special Meeting").

         In the initial closing, entities affiliated with Walden VC purchased 1,147,400 shares of common stock and warrants to purchase 143,427 shares of common stock. In the subsequent closing, entities affiliated with Walden VC purchased 1,117,302 shares of common stock and warrants to purchase 139,664 shares of common stock. Upon the completion of the private placement, Walden VC will beneficially own approximately 21.0% of the Company's common stock.

         In connection with the private placement, the Company's board of directors appointed Matt Miller, a managing member of Walden VC, to its board of directors as a Class III Director, and appointed Philip Sanderson, also a managing member of Walden VC, to serve as an observer to the board of directors and all board committees.

         In addition, no later than April 30, 2003, the Company is required, at its expense, to file with the Securities and Exchange Commission, a shelf registration statement registering the resale of the shares of common stock issued in the private placement and issuable upon the exercise of the warrants.

         The foregoing is a summary description of the terms of the private placement and is qualified in its entirety by the text of the Purchase Agreement and such other documents as are contemplated therein, which appear as exhibits hereto.

ITEM 7.  EXHIBITS.

Exhibit Number     Description
--------------     -----------

4.01               Form of Warrant to Purchase Common Stock of the Registrant

10.01 Common Stock and Warrant Purchase Agreement by and between the Registrant and various Investors, dated February 12, 2003

10.02 Registration Rights Agreement by and between the Registrant and various Investors, dated February 12, 2003

                                   5SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 NIKU CORPORATION




Date:   April 11, 2003          By:      /s/ Joshua Pickus
                                          ---------------------------------
                                          Name: Joshua Pickus
                                          Title: President and Chief Executive
                                                 Officer

                                  EXHIBIT INDEX

Exhibit Number     Description
--------------     -----------

4.01               Form of Warrant to Purchase Common Stock of the Registrant

10.01 Common Stock and Warrant Purchase Agreement by and between the Registrant and various Investors, dated February 12, 2003

10.02 Registration Rights Agreement by and between the Registrant and various Investors, dated February 12, 2003